EXHIBIT 23.2



We have issued our report dated April 10, 1998, accompanying the consolidated financial statements and schedule of Q.E.P. Co., Inc. and Subsidiaries appearing in the 1998 Annual Report of the Company to its shareholders and accompanying the schedule included in the Annual Report on Form 10-K for the year ended February 28, 1998 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

GRANT THORNTON LLP

FT. LAUDERDALE, FLORIDA
December 4, 1998